                                                                     Exhibit 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF
                        EASY MONEY HOLDING CORPORATION


                           *     *     *     *     *

                                   ARTICLE I

                              Offices and Records
                              -------------------


  A.  Virginia Office.  The principal office of the Corporation shall be located
      ---------------
within the Commonwealth of Virginia.

  B.  Other Offices.  The Corporation may have such other offices, either within
      -------------
or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

  C.  Books and Records.  The books and records of the Corporation may be kept
      -----------------
within or without the Commonwealth of Virginia at such place or places as may from time to time be designated by the Board of Directors.


                                  ARTICLE II

                                 Shareholders
                                 ------------

  A.  Annual Meeting.  The annual meeting of the shareholders of the Corporation
      --------------
shall be held on the third Tuesday in May of each year at the principal office of the Corporation, or at such other time or place as may be fixed by resolution of the Board of Directors, or in the absence of action by the Board of Directors, as may be fixed by the Chairman of the Board.

  B.  Place of Meeting.  The Board of Directors or the Chairman of the Board, as
      ----------------
the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

  C.  Notice of Meeting.  Written or printed notice, stating the place, day and
      -----------------
hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Articles of Incorporation otherwise provides) any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

  D.   Quorum and Adjournment.  Except as otherwise provided by law or by the
       ----------------------
Articles of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of stock voting as a separate voting group, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  E.   Proxies.  At all meetings of shareholders, a shareholder may vote by
       -------
proxy executed in writing (or in such manner prescribed by the Virginia Stock Corporation Act) by the shareholder, or by his duly authorized attorney in fact.

  F.   Notice of Shareholder Business and Nominations.
       ----------------------------------------------

       1.  Annual Meetings of Shareholders.
           -------------------------------

           (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

           (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph 1(a) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (c) Notwithstanding anything in the second sentence of paragraph 1(b) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     2.   Special Meetings of Shareholders.  Only such business shall be
          --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph 1(b) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the

10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     3.   General.
          -------

          (a) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (b) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (c) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights
(i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of Preferred Stock to elect directors under specified circumstances.

     G.   Inspectors of Elections; Opening and Closing the Polls.  The Board of
          ------------------------------------------------------
Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by law.

          The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

                                  ARTICLE III

                              Board of Directors
                              ------------------

  A.  Regular Meetings.  A regular meeting of the Board of Directors shall be
      ----------------
held without other notice than this Bylaw promptly after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

  B.  Special Meetings.  Special meetings of the Board of Directors shall be
      ----------------
called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

  C.  Notice.  Notice of any special meeting of directors shall be given to each
      ------
director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article VIII of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with paragraph D of Article VI of these Bylaws.

  D.  Action by Consent of Board of Directors.  Any action required or permitted
      ---------------------------------------
to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

  E.  Conference Telephone Meetings.  Members of the Board of Directors, or any
      -----------------------------
committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

  F.  Quorum.  Subject to the provisions of Article V of the Articles of
      ------
Incorporation relating to newly created directorships and vacancies, a whole number of directors equal to at least a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

  G.  Executive and Other Committees.  The Board of Directors may, by resolution
      ------------------------------
adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

      A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Paragraph C of this Article. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall
                              --------  -------
have or may exercise any authority of the Board.

  H.  Records.  The Board of Directors shall cause to be kept a record
      -------
containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                  ARTICLE IV

                                   Officers
                                   --------

  A.  Elected Officers.  The elected officers of the Corporation may be a
      ----------------
chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Accounting Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or the Executive Committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or the Executive Committee thereof or by the Chairman of the Board or the Chief Executive Officer, as the case may be.

  B.  Election and Term of Office.  The elected officers of the Corporation
      ---------------------------
shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office in accordance with paragraph J of this Article IV.

  C.  Chairman of the Board.  The Chairman of the Board shall preside at all
      ---------------------
meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve in other offices of the Corporation if so elected by the Board. In the absence or inability to act of the Chairman of the Board, the Board may appoint an acting Chairman of the Board to preside at such meetings of shareholders and the Board of Directors, and to carry out the duties of the Chairman of the Board.

  D.  Chief Executive Officer.  The Chief Executive Officer shall act in a
      -----------------------
general executive capacity, establish the policies and supervise the affairs of the Corporation, and perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

  E.  President.  The President shall be responsible for the general management
      ---------
of the business and affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors and Chief Executive Officer. He shall make reports to the Board of Directors and shall assist the Chief Executive Officer in the general supervision of the Corporation's policies and affairs.

  F.  Vice Presidents.  Each Vice President shall have such powers and shall
      ---------------
perform such duties as shall be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

  G.  Chief Financial Officer.  The Chief Financial Officer shall be a Vice
      -----------------------
President and act in an executive financial capacity. He shall assist the Chairman of the Board, the Chief Executive Officer and the President in the general supervision of the Corporation's financial policies and affairs.

  H.  Treasurer.  The Treasurer shall exercise general supervision over the
      ---------
receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

  I.  Secretary.  The Secretary shall keep or cause to be kept in one or more
      ---------
books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

  J.  Removal.  Any officer elected, or agent appointed, by the Board of
      -------
Directors or the Executive Committee thereof may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

  K.  Vacancies.  A newly created elected office and a vacancy in any elected
      ---------
office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Board of Directors, the Executive Committee thereof, the Chairman of the Board or the Chief Executive Officer.


                                   ARTICLE V

                       Stock Certificates and Transfers
                       --------------------------------

  A.  Stock Certificates and Transfers.  The interest of each shareholder of the
      --------------------------------
Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

  B.  Lost, Stolen or Destroyed Certificates.  No certificate for shares of
      --------------------------------------
stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.


                                  ARTICLE VI

                           Miscellaneous Provisions
                           ------------------------

  A.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first
      -----------
day of January and end on the thirty-first day of December of each year.

  B.  Dividends.  The Board of Directors may from time to time declare, and the
      ---------
Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

  C.  Seal.  The corporate seal shall have inscribed thereon the word "Seal,"
      ----
the year of incorporation and around the margin thereof the words "EASY MONEY HOLDING CORPORATION"

  D.  Waiver of Notice.  Whenever any notice is required to be given to any
      ----------------
shareholder or director of the Corporation under the provisions of the Virginia Stock Corporation Act or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

  E.  Audits.  The accounts, books and records of the Corporation shall be
      ------
audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

  F.  Resignations.  Any director or any officer, whether elected or appointed,
      ------------
may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

  G.  Use of Masculine.  Whenever a masculine term is used in these Bylaws, it
      ----------------
shall be deemed to include the feminine.


                                  ARTICLE VII

                           Contracts, Proxies, Etc.
                           ------------------------

  A.  Contracts.  Except as otherwise required by law, the Articles of
      ---------
Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

  B.  Proxies.  Unless otherwise provided by resolution adopted by the Board of
      -------
Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                 ARTICLE VIII

                                  Amendments
                                  ----------

  Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the shareholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.


                                                   (As revised January 28, 2002)